Exhibit 99.1

NEWS RELEASE

Siebel Systems Reports Preliminary Earnings for the
Quarter Ended June 30, 2003

SAN MATEO, Calif.-July 3, 2003-Siebel Systems, Inc. (NASDAQ: SEBL), a leading provider of eBusiness applications software, today announced preliminary results for the quarter ended June 30, 2003.

Earnings per share are expected to be approximately $0.02 a share, within the range of management projections. The company's estimated cash, cash equivalents, and short-term investments were approximately $2.29 billion as of June 30, 2003, an increase in excess of $70 million in the quarter.

The company expects total revenues for the second quarter of 2003 to be in the range of $330 million to $334 million and license revenues to be approximately $110 million, slightly below management's previous range of guidance for the quarter.

The company faced unexpected delays in purchasing decisions by prospects and customers due to the uncertain economic climate and turbulent enterprise software industry landscape. However, Siebel Systems successfully managed the factors over which it has greater control--expenses, cash flow, and the balance sheet. The company was able to meet its earnings guidance and exceed cash flow expectations in light of revenue generation that was slightly below anticipated levels.

Siebel Systems will host a conference call today at 8:30 a.m. EDT (5:30 a.m. PDT) to discuss its preliminary results. The call can be accessed live over the Internet at www.siebel.com/investor or by dialing (888) 454-1838 in the U.S. or (415) 537-1835 outside the U.S. A replay of the call will be available through July 22, 2003, over the Internet through the same Web site, or by calling (800) 633-8284 in the U.S. or (402) 977-9140 outside the U.S., with reservation number 21154242.

Final first quarter financial results will be reviewed during the company's regularly scheduled conference call on Tuesday, July 22, 2003, at 5:00 p.m. EDT (2:00 p.m. PDT).

About Siebel Systems
Siebel Systems, Inc. is a leading provider of eBusiness applications software, enabling corporations to sell to, market to, and serve customers across multiple channels and lines of business. With more than 3,500 customer deployments worldwide, Siebel Systems provides organizations with a proven set of industry-specific best practices, CRM applications, and business processes, empowering them to consistently deliver superior customer experiences and establish more profitable customer relationships. Siebel Systems' sales and service facilities are located in more than 28 countries.

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Contact:
          Mark Hanson
          Siebel Systems Investor Relations Department
          650.295.5656
          investor.relations@siebel.com

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. The final results for the first quarter of 2003 and future operating results of Siebel Systems, Inc. may differ from the preliminary results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with final review of the results and preparation of quarterly financial statements, the financial, economic, political and other uncertainties caused or exacerbated by the current hostilities involving the United States and Iraq, the eBusiness software applications market, dependence on the Internet, risks associated with new versions and new products and risks associated with rapid technological change. Further information on potential factors that could affect the financial results of Siebel Systems, Inc. are included in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.